UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices)                            (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On October 24, 2006, Integral Systems, Inc. (the “Company”) issued a press release announcing the Company’s preliminary financial guidance for fiscal year 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Section 8 – Other Events

Item 8.01.	Other Events.

As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2006, the Company has engaged BB&T Capital Markets | Windsor Group as an investment banker to explore strategic alternatives to maximize stockholder value, including a possible sale of the Company. The Company’s efforts to date in connection with exploring strategic alternatives have focused principally on a possible sale of the Company. Because discussions with potential interested parties have to date not resulted in any proposal, agreement or transaction involving a sale of the Company, the Board of Directors of the Company has, after consultation with the Company’s outside financial advisors, decided to explore and evaluate other strategic alternatives to maximize stockholder value while continuing to explore and evaluate a possible sale of the Company. A press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company cautions that there can be no assurance as to the outcome of the strategic alternatives process, that any particular strategic alternative will be pursued or that any transaction will occur, and the Company does not undertake any obligation to provide further updates until the strategic alternatives process is completed.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

99.1    Press Release dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Peter J. Gaffney
Peter J. Gaffney Chief Executive Officer

Date:	October 24, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 24, 2006.